Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1998 included in Moscom
Corporation's Form 10-K for the year ended December 31,
1997 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP

Rochester, New York
  May 29, 1998
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                                               Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MOSCOM Corporation on Form S-8 of our report dated February 7, 1996, appearing in the annual
Report on Form 10-K of MOSCOM Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Rochester, New York
May 28, 1998
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